UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2004

SPX CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-6948	38-1016240
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

13515 Ballantyne Corporate Place

Charlotte, North Carolina 28277

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (704) 752-4400

NOT APPLICABLE

(Former name or former address if changed since last)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On November 15, 2004, SPX Corporation (the “Company”) entered into a Purchase and Sale Agreement (the “Agreement”) by and among the Company, Edwards Systems Technology, Inc., GSBS Development Corporation, Ziton (Pty) Limited, SPX Canada Partner II Co., SPX Canada (GP), Maxivox, Inc., SPX Australia Pty. Ltd., General Electric Company (“GE”) and General Electric Canada. Pursuant to the Agreement, the Company agreed to sell its Edwards Systems Technology business to GE for $1.395 billion in cash, subject to a post-closing adjustment based on the amount of working capital at closing. The sale is subject to antitrust clearance and customary closing conditions and is expected to be completed in the first quarter of 2005. On November 15, 2004, the Company issued a press release related to this event (the “Press Release”). A copy of the Press Release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 8.01.	Other Events.

The Press Release included an announcement that the Company is withdrawing its 2004 earnings per share guidance. The Press Release is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

2.1	Purchase and Sale Agreement, dated November 15, 2004 by and among the Company, Edwards Systems Technology, Inc., GSBS Development Corporation, Ziton (Pty) Limited, SPX Canada Partner II Co., SPX Canada (GP), Maxivox, Inc., SPX Australia Pty. Ltd., GE and General Electric Canada.*

99.1	Press Release issued November 15, 2004

*	The schedules are not filed but the Company undertakes to supplementally furnish a copy of any schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION

Date: November 18, 2004	By:	/s/ Christopher J. Kearney
Christopher J. Kearney Vice President, Secretary and General Counsel

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EXHIBIT INDEX

Exhibit Number	Description

2.1	Purchase and Sale Agreement, dated November 15, 2004 by and among the Company, Edwards Systems Technology, Inc., GSBS Development Corporation, Ziton (Pty) Limited, SPX Canada Partner II Co., SPX Canada (GP), Maxivox, Inc., SPX Australia Pty. Ltd., GE and General Electric Canada.*

99.1	Press Release issued November 15, 2004

*	The schedules are not filed but the Company undertakes to supplementally furnish a copy of any schedule to the Securities and Exchange Commission upon request.

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